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                                                                   EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 8, 1996, on our audits of the consolidated financial statements of CD Radio Inc. and Subsidiary as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995, and for the period May 17, 1990 (date of inception) to December 31, 1995, which report is included in the Annual Report on Form 10-K of CD Radio Inc. for the year ended December 31, 1995.


                                        /s/ COOPERS & LYBRAND L.L.P.
                                        Coopers & Lybrand L.L.P.

Washington, D.C.
October 29, 1996